UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 2, 2005

                            KUSHI NATURAL FOODS CORP.

             (Exact name of registrant as specified in its charter)

          DELAWARE                    30115                      13-3912047
----------------------------       ------------              -------------------
(State or other jurisdiction       (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)

                        3RD FLOOR, A TOWER OF CHUANG XIN
                           INFORMATION BUILDING NO. 72
                         SECOND KEJI ROAD, HI TECH ZONE
                                   XI'AN CHINA
                              (011) 86-13301996766
               (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code 011-86-13301996766


          (Former Name or Former Address, If Changed Since Last Report)

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      On November 2, 2005, prior to the review of the Company's financial statements for the three and nine months ended September 30, 2005, the Company engaged Most & Company, LLP to serve as its independent accountants. On November 2, 2005 the Company's former independent accountants, Sherb & Co., LLP, was dismissed as independent accountants of the Company. The change of independent accountants was approved by the Board of Directors of the Company.

      The former independent accountant's reports on the Company's financial statements for the last two fiscal years did not contain any adverse opinions or disclaimer opinions, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, the accountant's reports did not include any disclosure of uncertainty regarding the Company's ability to continue as a going concern.

      During the Company's last two fiscal years and through the date of dismissal, there were no disagreements between the Company and its former independent accountants on any matters relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former independent accountants, would have caused them to make reference to the subject matter of the disagreement in their report.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (c) EXHIBITS.

      16.1 Letter regarding change in certifying public accountant.


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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         KUSHI NATURAL FOODS CORP.


                         /s/ Pengcheng Chen
                         ------------------------------
                         Name: Pengcheng Chen
                         Title: Chief Executive Officer

Date: November 4, 2005


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